PRESS RELEASE

TIMET DECLARES DIVIDEND ON 6-3/4% SERIES A PREFERRED STOCK

DALLAS, TEXAS . . . October 29, 2009 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced today that its board of directors has declared a quarterly dividend of $0.84375 per share on its 6-3/4% Series A Preferred Stock, payable on December 15, 2009 to stockholders of record as of the close of business on December 1, 2009.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

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